10/1/2020	Athene, MassMutual Made Over $3 Billion Takeover Offer to American Equity - WSJ

This copy is for your personal, non-commercial use only. To order presentation-ready copies for distribution to your colleagues, clients or customers visit https://www.djreprints.com.

https://www.wsj.com/articles/athene-massmutual-made-over-3-billion-takeover-offer-to-american-equity-11601544608

Exhibit 99.2

Filed by Athene Holding Ltd

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 and Rule 14d-2(b)

under the Securities Exchange Act of 1934

Subject Company: American Equity Investment Life Holding Company

(Commission File No. 001-31911)

The following is the text of an article published by the Wall Street Journal on October 1, 2020 regarding a joint written proposal by Athene Holding Ltd. (“Athene”) and Massachusetts Mutual Life Insurance Company to the board of directors of American Equity Investment Life Holding Company (“AEL”) to acquire AEL for $36.00 per share in cash and consolidation in the insurance industry. Athene is making this filing to file the information in the article regarding the joint written proposal with the Securities Exchange Commission, and Athene disclaims any responsibility for the accuracy or completeness of the other information contained in the article.

DEALS

Athene, MassMutual Made Over $3 Billion Takeover Offer to American Equity

Transaction would be latest consolidation in the insurance industry

Roger Crandall, president and chief executive of MassMutual, in 2016.

PHOTO: CHRISTOPHER GOODNEY/BLOOMBERG NEWS

By Leslie Scism

Oct. 1, 2020 5:30 am ET

A pair of insurance companies made a bid for American Equity Investment Life Holding Co. AEL 0.46%▲ last month, in a bet that the small Iowa insurer’s retirement-income products will continue to be popular with conservative savers.

Massachusetts Mutual Life Insurance Co. and the publicly traded Athene Holding Ltd. ATH 0.24%▲ offered American Equity $36 a share in cash on Sept. 8, according to a letter sent to American Equity’s chief executive that was viewed by The Wall Street Journal. At that price, the bid would amount to a value of more than $3 billion.

American Equity has a current market value of about $2 billion, and its shares closed Wednesday at $21.99.

https://www.wsj.com/articles/athene-massmutual-made-over-3-billion-takeover-offer-to-american-equity-11601544608	1/3

10/1/2020	Athene, MassMutual Made Over $3 Billion Takeover Offer to American Equity - WSJ

The transaction would be the latest consolidation in the insurance industry, in which Athene has been front and center. Athene was founded in 2009 and specializes in annuities. The company, which is about 35% owned by Apollo Global Management Inc., APO -1.32%▼ has about $162 billion in assets.

All sorts of insurance products—including annuities and basic life insurance—have been hit hard by more than a decade of low interest rates. With “indexed annuities” like those sold by American Equity, insurers take lump sums from consumers and invest the money, aiming to earn more than they are obligated to pay out.

Athene and some other insurers with ties to asset managers like Apollo have been more comfortable than traditional players in venturing beyond high-quality corporate bonds to turn a profit amid the low-rate environment.

Insurers selling indexed annuities have also been affected by the coronavirus pandemic. Such annuities are typically sold in an old-fashioned way: Life-insurance agents sit down with potential buyers in face-to-face conversations.

As government stay-at-home orders and fear of Covid-19 have made those conversations next to impossible in many parts of the U.S., sales of indexed annuities plummeted in the second quarter. They slid 26% to $28.2 billion from $38 billion a year earlier, according to life-insurance-industry research firm Limra.

Under the proposed deal, MassMutual would acquire American Equity’s insurance subsidiaries and all of its employees, brands and distribution arrangements. MassMutual would reinsure 80% of American Equity’s existing business to Athene and retain the remaining 20%, according to the letter.

MassMutual, which is owned by its policyholders and isn’t publicly traded, is one of the nation’s oldest and financially strongest life insurers. Acquiring American Equity would expand its annuity offerings and distribution capabilities, as the small company has extensive arrangements with independent marketing organizations and independent advisers.

MassMutual sells primarily through a large fleet of career agents.

https://www.wsj.com/articles/athene-massmutual-made-over-3-billion-takeover-offer-to-american-equity-11601544608	2/3

10/1/2020	Athene, MassMutual Made Over $3 Billion Takeover Offer to American Equity - WSJ

One of the appeals to MassMutual of an acquisition is that it has the ability to financially strengthen American Equity and make technological improvements. That could make its annuities more appealing for sales through banks and broker-dealers.

If the American Equity deal goes through, it would be the latest in a string of transactions since the global financial crisis of 2008-2009. The crisis ushered in ultralow rates that make it harder for many insurers with traditional investment strategies to turn profits on certain types of annuities, like the indexed ones.

Acquirers mostly have been insurance companies like Athene backed by private-equity firms or other financiers who are comfortable investing in potentially higher-yielding but possibly riskier mortgage-backed debt and other securities. Athene has maintained that its portfolio is well balanced and safe for consumers.

In July, KKR & Co. agreed to buy the retirement and life-insurance company Global Atlantic Financial Group Ltd. for more than $4.4 billion.

American Equity considered transactions back in 2018 and 2019. At the time, it confirmed news reports that it was up for sale, later saying those discussions ended without a transaction. People familiar with the matter said Athene was one of the interested parties at that time.

Write to Leslie Scism at leslie.scism@wsj.com

Copyright © 2020 Dow Jones & Company, Inc. All Rights Reserved

This copy is for your personal, non-commercial use only. To order presentation-ready copies for distribution to your colleagues, clients or customers visit https://www.djreprints.com.

https://www.wsj.com/articles/athene-massmutual-made-over-3-billion-takeover-offer-to-american-equity-11601544608	3/3

FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on the beliefs of Athene’s management, as well as assumptions made by, and information currently available to, Athene’s management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results and outcomes and the estimates given here. These factors include those discussed in Athene’s public reports which are available on the Athene website at www.athene.com. Athene assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

IMPORTANT ADDITIONAL INFORMATION

This communication is being made in respect of the proposed acquisition by Athene Holding Ltd., a Bermuda exempted company (“Athene”), of all of the outstanding shares of American Equity Investment Life Holding Company, an Iowa corporation (“AEL”). This communication does not constitute an offer to sell or the solicitation of an offer to buy AEL’s securities or the solicitation of any vote or approval. Any such transaction will be submitted to the stockholders of AEL for their consideration and Athene intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including as applicable a definitive proxy statement relating to the proposed transaction. However, such documents are not currently available. Any definitive proxy statement will be mailed to the stockholders of AEL. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION, AEL’S STOCKHOLDERS ARE URGED TO READ THE RELEVANT MATERIALS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders of AEL will be able to obtain free copies of these documents (if and when available) and other documents filed by Athene with the SEC through the website maintained by the SEC at www.sec.gov.

Athene and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of AEL in connection with the proposed transaction. Information about the directors and executive officers of Athene is set forth in its proxy statement for its 2020 annual general meeting of stockholders, which was filed with the SEC on April 21, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 20, 2020, and in subsequent documents filed with the SEC, each of which can be obtained free of charge as indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of AEL and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements/prospectuses and other relevant materials to be filed with the SEC when they become available.